Exhibit 99.2

LGL Systems Acquisition Corp. Announces Closing of $172.5 Million Initial Public Offering, Including Full Exercise of the Underwriters’ Over-Allotment Option

Reno, Nevada, Nov. 12, 2019 (GLOBE NEWSWIRE) -- LGL Systems Acquisition Corp. (Nasdaq: DFNSU) (the “Company”) announced today that it closed its initial public offering of 17,250,000 units, including the exercise in full of the underwriters’ over-allotment option to purchase up to an additional 2,250,000 units.  The offering was priced at $10.00 per unit resulting in gross proceeds of $172,500,000.

The units are listed on The Nasdaq Capital Market under the symbol “DFNSU”. Each unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and one-half of one redeemable warrant (“Warrant”) with each whole Warrant entitling the holder to purchase one share of Class A Common Stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A Common Stock and Warrants are expected to be traded on The Nasdaq Capital Market under the symbols “DFNS”, and “DFNSW”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $172,500,000 (or $10.00 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of November 12, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Jefferies LLC acted as the sole book-running manager of the offering and BTIG, LLC acted as the lead manager of the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission on November 6, 2019. The offering was made only by means of a prospectus, copies of which may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com. Copies of the registration statement can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About LGL Systems Acquisition Corp.

LGL Systems Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the aerospace, defense and communications industries with enterprise valuations in the range of $350 million to $1 billion.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering, the anticipated use of the proceeds thereof and the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:
Marc Gabelli
Chief Executive Officer
(775) 393-9113